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                                                                     EXHIBIT 4.9


                          CONSTRUCTION LOAN AGREEMENT
                          ---------------------------

     This AGREEMENT made as of the 29/th/ day of February, 2000, by and between KeyBank National Association, a national banking association having a place of business at One Canal Plaza, Portland, Maine 04101-4035 (hereinafter referred to as "Lender"), and Aerovox Incorporated, a Delaware corporation having a place of business at 740 Belleville Avenue, New Bedford, Massachusetts 02745 (hereinafter referred to as "Borrower").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     In consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Recitals
     --------

     1.1. Borrower is the owner of a leasehold estate under a certain Sublease dated January 4, 2000 ("Sublease") between New Bedford Redevelopment Authority, a body politic and corporate of the Commonwealth of Massachusetts ("Sublessor") and Borrower, as Sublessee, said Sublease describing premises ("Leased Premises") located at New Bedford Industrial Park, John Vertente Boulevard Extension, City of New Bedford, County of Bristol, Commonwealth of Massachusetts (more particularly described in Exhibit "A" annexed hereto), and proposes to incur certain costs and expenses in connection with the construction of an industrial building on the Premise, together with related land improvements (such construction and improvements being herein sometimes referred to as the "Project" and hereinafter collectively called the "Improvements") in accordance with (i) the plans, drawings, and specifications (more particularly described in Exhibit "B" annexed hereto), and (ii) plans, drawings and specifications to be developed and prepared after the date hereof which future plans, drawings and specifications and all amendments must be approved in writing by Lender prior to the use thereof by Borrower, subject to the provisions of Section 2.5.3 hereof (all such existing and future plans, drawings and specifications being hereinafter collectively referred as the "Plans");

     1.2. Borrower simultaneously herewith is executing and delivering to Lender its Commercial Note bearing even date herewith in the principal amount of Four Million Five Hundred Thousand and 00/100ths Dollars ($4,500,000.00) (the "Note") and, as security for the obligations of Borrower thereunder and under this Agreement, a First Leasehold Mortgage, Security Agreement and Fixture Filing (the "First Leasehold Mortgage") on the Premises and Improvements and the personal property to be used thereon, an Assignment of Project Documents, and UCC-1 Financing Statements to be filed with (i) Secretary of the Commonwealth of Massachusetts, (ii) Bristol County Registry of Deeds, and (iii) New Bedford City Clerk's Office (the aforementioned legal documents to be filed in connection therewith being hereinafter collectively referred to as the "Security Instruments");
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     1.3.  Borrower has entered into an agreement dated November 3, 1999 with
Dacon Corporation (hereinafter referred to as the "General Contractor") for supervision of all construction work on the Premises and to design and construct the Improvements on the Premises. All construction contracts entered into to construct the Improvements to the Premises are sometimes hereinafter referred to as the "Construction Contract(s)" and the General Contractor and all other contractors and subcontractors listed on Exhibit C, together with all additional contractors, are sometimes hereinafter collectively referred to as the "Contractors".

     1.4. Lender is willing to lend to Borrower sums of money to be evidenced by the Note of Borrower upon the terms and covenants and subject to the conditions hereinafter set forth.

2.   Agreements
     ----------

     2.1. Lender's Agreement to Advance Proceeds and Provisions
          -----------------------------------------------------

          2.1.1. Lender agrees (provided the terms, covenants and agreements hereof shall be observed and performed, and subject to the conditions hereinafter set forth) to make advances to Borrower of the proceeds of the Note up to a total amount not exceeding the principal amount thereof, such proceeds being hereinafter referred to as the "Loan Proceeds".

     2.2. Total Project Budget.
          --------------------

          2.2.1. Borrower understands that advances of the Loan Proceeds by Lender are keyed to future disbursements according to the Total Project Budget. Lender is aware that the General Contractor has commenced the Project prior to the date hereof with Borrower's authorization, and that the Borrower has paid the General Contractor therefor. Accordingly, Lender shall reimburse Borrower for such of those prior disbursements as are elsewhere provided herein. Borrower covenants and represents that Exhibit "D" attached hereto contains a complete and full enumeration of all costs (hard, soft, and land costs) which Borrower anticipates will be incurred in connection with the construction of the Improvements , Exhibit "D" being hereinafter referred to as the "Total Project Budget", which costs will be incurred by the list of contractors, subcontractors and materialmen listed on Exhibit "E" attached hereto.

          2.2.2. It is understood and agreed that:

                 2.2.2.1. the Borrower covenants to pay for the completion of the Improvements and thus the undistributed Loan Proceeds at all times shall equal or exceed the amount necessary to pay for the completion of the Improvements, including (i) all items set forth in the Total Project Budget;
(ii) all incurred cost overruns and incurred costs for items not included in the Total Project Budget; and (iii) all cost overruns and costs not included in the Total Project Budget which Lender deems likely to be incurred;

                 2.2.3.2. the undistributed portion of the Loan Proceeds allocated to each item in the Total Project Budget, plus the undistributed portion of the Loan Proceeds allocated to

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"Contingency" in the Total Project Budget, at all times shall equal or exceed the amount necessary to pay for such items;

               2.2.3.3. if for any reason the amount of such undistributed Loan Proceeds with respect to the Improvements or any of the individually budgeted items set forth in Exhibit "E" plus such undistributed portion of the Loan Proceeds allocated to Contingency shall at any time be, or become, or in the judgment of Lender appear reasonably likely to become, insufficient for the purpose described in subsection 2.2.3.1. or 2.2.3.2. (regardless of how such condition may be caused), Borrower will, within five (5) days after written request by Lender, pay bills in an amount equal to the deficiency and provide Lender with evidence satisfactory to Lender that Borrower has paid bills in an amount equal to the deficiency before any further disbursement of the Loan Proceeds shall be made;

               2.2.3.4. if Borrower shall realize any so-called "cost savings" with respect to any of the individually budgeted items set forth in the Total Project Budget (as verified by proof satisfactory to Lender), then Lender shall reallocate the amounts represented by such cost savings to the Contingency portion of the Total Project Budget for disbursement in accordance with the terms of this Agreement.

     2.3. Conditions Precedent.
          --------------------

     As conditions precedent to Lender's obligation to make advances from time to time of the Loan Proceeds, Borrower shall have, at the time of the advance in question:

          2.3.1. A valid subleasehold interest in the Premises and full possession thereof, free and clear of all liens and encumbrances except such as are approved by Lender in writing and except such permitted exceptions as are set forth in Exhibit "G" annexed hereto;

          2.3.2. Granted to Lender a first mortgage on the Premises and Improvements, a first security interest in accordance with the Uniform Commercial Code in the personal property and fixtures located or to be located on the Premises, and an assignment of the Approved Agreements with respect to the Premises and the balance of the loan documents in accordance with the terms of the Lender's Term Sheet to Borrower under date of January 19, 2000, as amended February 8, 2000, to secure the Note of Borrower and the obligations of Borrower under this Agreement;

          2.3.3. Delivered to Lender a mortgagee's title insurance policy in the principal amount of Four Million Five Hundred Thousand and 00/100ths Dollars ($4,500,000.00) issued by Lawyers Title Insurance Corporation (hereinafter referred to as the "Title Insurance Company") in standard form of mortgagee title insurance policy (or in such other form as may be required by statute); said policy (i) to show no prior liens or encumbrances except as set forth in Exhibit "G" or otherwise approved in writing by Lender, (ii) to exclude any exceptions for lack of a survey, (iii) to insure against mechanic's and materialmen's liens; (iv) certain endorsement for variable rate loan; and (v) to be in all other respects satisfactory to Lender;

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          2.3.4.  Approved Agreements. Borrower has entered into and shall
                  -------------------
deposit with Lender the written Construction Contracts with Contractor. For purposes of this Agreement the term Approved Agreements is defined to be the executed Construction Contracts and all additional contracts to be executed in the future which shall be added to Exhibit "C" from time to time (see Exhibit "C"), all of which:

                  2.3.4.1. are in form and substance and containing terms and conditions (including payments) in all respects satisfactory to Lender, and are from Contractors and subcontractors acceptable to Lender. Borrower understands that Lender is concerned with the capacity and experience of all Contractors and may require that each contractor and subcontractor submit a payment and performance bond for the contract in form and substance acceptable to Lender, or in the alternative submit current financial statements in form and content acceptable to Lender in form and content acceptable to Lender in its sole discretion.

          2.3.5. Deliver to Lender construction cost estimates in form and content and in as much detail as possible so as to enable Lender to make the determination that there are sufficient funds to complete the costs of construction within the Total Project Budget.

          2.3.6. Delivered to Lender a certificate of registered engineer and land surveyor in form and substance satisfactory to Lender;

          2.3.7. If Lender does not find the Contractor(s) acceptable from a financial perspective, or in terms of capacity and experience, Lender reserves the right to require to be delivered to Lender one hundred percent (100%) dual obligee labor and materials payment and performance bonds covering each Contractor and each Construction Contract (unless all site work has been substantially completed, as verified by Lender's inspecting architect, on the date of execution of this Agreement) and covering such other subcontractors as Lender may require from a surety company or companies satisfactory to Lender and containing terms and conditions satisfactory to Lender;

          2.3.8. Delivered to Lender a site valuation report from a qualified environmental engineer or environmental questionnaire satisfactory to Lender indicating that no "hazardous materials" (as defined in the Mortgage) is or has been present on the Premises or areas adjacent to the Premises;

          2.3.9.  Delivered to Lender a certified survey and site plan showing
(i) the location of all proposed Improvements on the Premises, including all parking, (ii) all easements affecting the Premises, and (iii) the points of access to the main road upon which the Premises front;

          2.3.10. Delivered to Lender an opinion of Borrower's counsel, in form and substance satisfactory to Lender, that the loan transaction evidenced hereby has been duly authorized by the Borrower; that the Security Instruments are binding obligations of the Borrower;

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          2.3.11.  Delivered to Lender written assurances satisfactory to Lender from the Contractors that Lender shall have the same rights as Borrower to the continued use of the Plan and all services related thereto for the construction of the Improvements;

          2.3.12. Delivered to Lender such evidence in all respects satisfactory to Lender and its counsel that Borrower has obtained (i) all necessary governmental authorizations and final construction permits for the construction of the Project;

          2.3.13. Not been in default with respect to any of the provisions of this Agreement to be performed or observed;

          2.3.14. Submitted to Lender all future contractors' contracts, Lender reserving the right at any time (a) to require submission of all contracts from (i) each and every contractor and material supplier whose bid represents five percent (5%) or more of the total construction costs and (ii) a sufficient number of contractors and material suppliers whose bids collectively represent not less than ninety percent (90%) of the total costs of construction,
(b) to approve or disapprove of each such contractor and contract; and (c) to require the assignment of each such contract to Lender in form and contract acceptable to Lender; and

          2.3.15. Qualified for a first advance hereunder within fourteen (14) days from the date hereof or such other date as may be agreed upon in writing by the parties hereto.

     2.4. Representations of Borrower.
          ---------------------------

     Borrower represents and warrants to Lender:

          2.4.1. that two copies of the Plans, initialed by Borrower, Lender and Architect, have been deposited with Lender;

          2.4.2. that the Plans have been filed with all governmental authorities having jurisdiction, that it has obtained all necessary approvals thereof and all necessary building permits from said authorities, and that construction and operation of the Improvements on the Premises will not violate
(i) any zoning, building code, subdivision, or land use ordinance, regulation or law promulgated by an governmental agency, department or subdivision, including without limiting the generality of the foregoing, the Department of Environmental Protection Agency and the City of New Bedford or (ii) any restrictions of any kind affecting the Premises;

          2.4.3. that all utilities and services necessary for the operation of the Improvements for their intended purpose (including, without limitation, water, gas, electricity, telephone, and storm and sanitary sewer facilities) are available at the boundary of the Premises, can be tapped into by Borrower, and are of sufficient capacity to adequately meet all needs and requirements necessary for the operation of the Improvements for their intended purposes;

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          2.4.4.  that there is unrestricted access for the passage of motor vehicles and individuals to and from the Premises, to and from the main road upon which the Premises fronts, and all required curb cut or access permits (if any) have been obtained;

          2.4.5. that no part of the Premises is located in a designated flood hazard area (as defined in the Flood Disaster Protection Act of 1973);

          2.4.6. that all test borings and other engineering studies normally performed by prudent developers of similar projects on similar type land have been performed and have yielded results normally considered favorable to permit the utilization and development of the Premises for the purchase herein referred to;

          2.4.7. that, to the best of Borrower's knowledge, there are no easements across or affecting the Premises which will have any adverse effect upon the operation of the Improvements for their intended purpose, nor which will in any way interfere with the construction of the Improvements on the Premises;

          2.4.8. that, to the best of Borrower's knowledge, no defaults exist under this Agreement, the Note, the Security Instruments or any other document executed in favor of Lender;

          2.4.9. that Borrower is the true, sole and lawful subtenant of the Premises, is lawfully seized and possessed of the same under a sublease and has good right, full power and lawful authority to mortgage the same and the Security Instruments, when properly filed and recorded, will all create valid first liens on the Premises;

          2.4.10. that the execution and delivery of, and the performance by the Borrower of its obligations under this Agreement, the Note, and the Security Instruments have been authorized by all appropriate action; and that said Security Instruments, upon delivery, will be the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, and will not violate or conflict with any other agreements or instruments to which the Borrower is a party or by which the Borrower is bound;

          2.4.11. that, to the best of Borrower's knowledge, no litigation or proceedings are pending or threatened against Borrower or the Premises, or any properties adjacent to the Premises, which would or might affect the validity or priority of the lien of the Mortgage or other security for the Note on the Premises or which could or might materially affect the Borrower's ability to perform this Agreement; and

          2.4.12. that the making of the loan contemplated hereunder or the Lender's acquisition of the Note or any of the Security Instruments will not subject the Lender to any claim for a brokerage commission.

          Each of the foregoing representations and warranties shall survive the making of the loan and each advance of the Loan Proceeds hereunder, and the Borrower shall indemnify and

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hold harmless the Lender from and against any loss, damage or liability attributable to the breach thereof, including all fees and expenses incurred in the defense or settlement of any claim arising therefrom against the Lender.

     2.5. Covenants of Borrower.
          ---------------------

     Until payment in full of the Note and all other sums required to be paid by Borrower under the Security Instruments and this Agreement, Borrower shall:

          2.5.1. Cause the Improvements to be constructed, equipped and completed, diligently and continuously and with all reasonable dispatch, in accordance with all laws, rules, regulations and requirements of all governmental authorities having jurisdiction with respect to the Improvements, the appropriate Board of Fire Underwriters, and the Plans and any modifications and additions to the Plans which may reasonably be deemed necessary or desirable by Lender and/or Lender's supervising engineer, which modifications and additions Borrower agrees to provide within five (5) days after Lender's reasonable request therefor.

          2.5.2. In any event, cause the Improvements to be completed and ready for occupancy within six (6) months from the date of the Note.

          2.5.3. Make no material changes or amendments to the Plans and make no change orders which increase the price of any contract or subcontract of $25,000.00 or greater by more than five (5%) percent, or which would in the aggregate cause the Total Project Budget to increase by more than five percent (5%), without the prior written approval of Lender. Borrower shall notify Lender monthly in writing of all change orders.

          2.5.4. With respect to any amendments or supplements to the Plans, to which Lender shall have given its prior written approval, file all such amendments and supplements with, and obtain all necessary approvals from, all governmental authorities having jurisdiction thereof and promptly deliver true copies thereof to Lender.

          2.5.5. Permit Lender and its representatives to enter upon the Premises and inspect the Improvements at all times during normal business hours and examine all detailed plans, shop drawings, specifications and other books and records relating to the Premises and the Improvements.

          2.5.6. Not enter into any subleases with respect to the Premises which are not approved by Lender, and to otherwise comply with the terms and conditions outlined in the First Mortgage with respect to subleases of the Premises.

          2.5.7. Permit Lender to erect an appropriate sign on the Premises at such location as Lender, in its discretion, may determine, indicating that the Improvements are being financed by Lender.

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          2.5.8.  Furnish Lender with financial statements of Borrower, details relating to the financial condition of Borrower, and such budgets and revisions of budgets as Lender may require in order to show the estimated cost of construction of the Improvements and the amount of funds required, at any given time, to pay for the completion thereof.

          2.5.9. In the event that the Improvements shall be damaged or destroyed by fire or any other casualty and if Lender shall have agreed in accordance with the terms of the Mortgage to make the proceeds of any fire insurance available, proceed with the restoration thereof and diligently prosecute the work of restoration to completion. No part of the cost of such restoration shall be made the basis of any application for advances under this Agreement unless said proceeds of insurance shall be first exhausted in the restoration of the damage to the Improvements.

          2.5.10. Cooperate fully with Lender with respect to any proceedings before any court, board or governmental agency which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Security Instruments and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

          2.5.11. To construct the Project using first-class workmanship and materials of the quality called for by the Plans, in accordance with all restrictions, agreements, and governmental requirements applicable to or affecting the Project, and to use only materials and equipment to which Borrower has good, unencumbered title;

          2.5.12. To comply with the terms of all contracts for construction of the Project and any surety bonds issued in connection therewith, and to give Lender immediate notice of any non-compliance by any party under said contracts or bonds, of which non-compliance the Borrower has knowledge;

          2.5.13. To keep the Premises, buildings and improvements, and all materials stored on the Premises, free from recorded mechanics' liens, other liens and claims of record whether inferior or superior to the Mortgage (a discharge of the Mortgage and taking of a new Mortgage in substitution thereof shall not release or diminish this obligation), and to keep all buildings, improvements and materials on the Premises in good repair and insured against loss by fire and other casualty to an amount and by such companies as shall be satisfactory to the Lender, and maintain such insurance for the benefit of and first payable in the case of loss to Lender, with disbursement or disposition of any insurance proceeds to be made by Lender in accordance with the terms of the Mortgage.

          2.5.14. To furnish waivers of liens or claims upon the Premises and the buildings, improvements or materials thereon and such other surveys, appraisals, releases and assurances as Lender from time to time may deem necessary or may request for its protection, including surety bonds or other assurances of performance and payment by Borrower and any contractors, subcontractors or materialmen.

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          2.5.15. To pay for such additional architectural, appraisal, engineering, construction and accounting inspections and reports as Lender in its judgment may require.

          2.5.16. To furnish Lender, upon its request, with executed copies of all construction contracts and subcontracts, change orders (as outlined in 2.5.3), invoices, bonds, estimates with respect to said construction, and also upon its request, to give sworn statements setting forth names of contractors, subcontractors, and all others furnishing labor, materials and services to said construction, including amounts due, amounts paid and total contract prices, and Borrower agrees not to change or alter any of the same without Lender's prior written consent, except change orders as outlined in 2.5.3.

          2.5.17. To furnish to Lender monthly within twenty (20) days following the end of each month a status report of work.

     2.6. Advances of Loan Proceeds.
          -------------------------

          2.6.1. Provided Borrower shall not be in default, and there shall exist no event of default under this Agreement, or the Note, or any of the Security Instruments, or any other agreement or instrument executed in connection herewith, nor shall there exist any condition or event which, with the giving of notice or lapse of time, or both, would constitute such an event of default; provided Borrower shall have complied with the provisions of Section
2.3 hereof; and provided Borrower shall have paid all interest charges then due, and all reasonable supervisory engineers and/or architects' fees and legal fees incurred in connection with the construction of the Improvements or the Note or the loan evidenced thereby, and subject to the provisions of Section 2.2 hereof, Lender, upon written application by Borrower (made not less than five (5) business days prior to the date of the requested advance under this Section 2.6 and made not more often than once every thirty (30) days), shall make advances from the Loan Proceeds as hereinafter specified.

          2.6.2. The amount of each such advance shall correspond to Paragraph 4 of the Construction Contract, entitled "Progress Payments," the terms and conditions of said Paragraph 4 being incorporated herein by reference.

                  2.6.2.1. Notwithstanding anything to the contrary contained herein or in the Note:

                            (a)  Lender shall not be required to make advances
from loan proceeds if any Contractor whose contract is in excess of $25,000.00 shall (i) declare Borrower in default of a Construction Contract; (ii) file a lien against the Project which is not bonded and discharged within forty-five
(45) days; and (iii) who is not replaced with a subsequent contractor for a price which is not in excess of the original contract sum unless such increase is advanced by the Borrower or if the Architect shall declare Borrower in default of the Architect's Contract.

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                       (b)  Lender shall not be required to make advances for
materials which have not been installed unless such materials are stored on the Premises, Lender's inspecting engineer shall have inspected the same and approved the manner of storage, and Borrower shall have delivered to Lender certificate(s) of casualty and theft insurance, satisfactory to Lender, covering such materials. All such materials must be owned by Borrower, free of all liens and security interests, as evidenced by appropriate bills of sale and such other evidence as Lender may reasonably require.

               2.6.3.  Each application for advances pursuant to this Section
2.6. must be accompanied by the following:

                       2.6.3.1. A completed itemized request for payment, signed by the Contractor and Borrower on standard AIA Requisition Form or in such other form approved by Lender;

                       2.6.3.2. The written report of the Title Insurance Company as of the date of the making of such advance, affirmatively insuring such advance and that there are no liens or other encumbrances on the Premises (other than real estate taxes for the then current year, payment of which is not in default, the Security Instruments, and such other liens and encumbrances as appeared in the policy of title insurance delivered prior thereto to Lender) and no notice of contract or other notice of intention to file liens thereon in any public office;

                       2.6.3.3. Lender's inspection and verification, the cost of such inspection to be borne by Borrower on a per site inspection plus expenses basis, or, at Lender's option, a certificate of the supervising engineer or construction supervisor as may be selected by or be satisfactory to Lender (who will make bi-weekly inspection of the Premises and Improvements on Lender's behalf, the cost of such inspection to be borne by Borrower), that all work performed at the site of construction when the advance is requested has been performed in good and workmanlike manner, that all materials and fixtures usually furnished and installed at that time have been furnished and installed, all in accordance with the Plans, and that sufficient hard cost Loan proceeds remain undisbursed to complete the Improvements in accordance with the Plans and the Total Project Budget set forth in Exhibit "E";

                       2.6.3.4. Such lien releases, waivers, or affidavits from, or the submission of other appropriate forms by Borrower, the Contractor, subcontractors and materialmen as Lender may require; and

                       2.6.3.5. An affidavit of Borrower that as of the date of the advance application, Borrower knows of no material or substantive fact which will or could in any way prejudice the Improvements or the loan evidenced by the Note. See the Construction Advance Request Form to be utilized for this purpose attached hereto as Exhibit "G".

               2.6.4. The making of any advance or any part of an advance shall not be deemed an approval or acceptance by Lender of the work theretofore done or of materials theretofore furnished.

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          2.6.5.  Advances of the Loan Proceeds made pursuant to this Section
2.6. shall, at the option of Lender, be made (i) directly to Borrower by check or wire transfer, or by depositing same in Borrower's checking account with Lender, (ii) by check payable to Borrower and the applicable Contractor jointly and delivered either to Borrower or such Contractor, (iii) by check or wire transfer payable to the applicable Contractor or to other subcontractors, materialmen, and creditors of the Improvements, (iv) to the Title Insurance Company by check or wire transfer for disbursement in accordance with Lender's directions, or (v) by any combination of the above.

          2.6.6. Lender shall advance to Borrower the balance of the funds to be loaned hereunder for the retainage after the last advance requested by Borrower under Section 2.6.3 above for which Borrower has qualified as soon as Borrower shall have delivered to Lender all of the items referred to in Section
2.6.3 above and the following:

                  2.6.6.1. A written certificate of the supervising engineer, independent architect and/or engineer, or construction supervisor as may be selected by or be satisfactory to Lender, that the construction of the Improvements and the installation of the equipment to be installed therein has been completed in a good workmanlike manner in accordance with the Plans;

                  2.6.6.2. A certificate by Borrower in form and substance satisfactory to Lender, listing all categories of Improvement costs and the amount paid by Borrower with respect to each;

                  2.6.6.3. The written certificates of the Borrower and the Contractors that they, and each of them, have received no affidavits or other notices in connection with the obtaining of a mechanic's lien by any contractor, subcontractor, materialman or laborer; and

                  2.6.6.4. A copy of the original permanent certificate of occupancy and all other applicable certificates, licenses, consents and approvals issued or required to be issued by the various governmental authorities having jurisdiction with respect to the Improvements and by the appropriate Board of Fire Underwriters, or other similar bodies.

          2.6.7. Lender, in its discretion, may advance parts or the whole of any advances before the requirements in Section 2.6.3 or 2.6.6 are complied with, and all such advances or payments shall be deemed to have been made pursuant to this Agreement.

          2.6.8. Borrower agrees that Lender shall assume no duty with respect to disbursement of the Loan Proceeds and that any sums disbursed by Lender in good faith and in reliance upon this Agreement, or the Security Instruments, shall be secured by the lien of the Security Instruments, and that Lender, in its discretion, upon notice to Borrower, may make such changes in the method of disbursing the Loan Proceeds and the conditions precedent thereto as Lender may deem reasonable.

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          2.6.9.  At no time shall Lender be under any obligation to make advances of the Loan Proceeds for any costs or expenses not specifically provided for in the Total Project Budget or for any costs or expenses in excess of the specific amount budgeted for such cost or expense in the Total Project Budget, all of which costs and expenses shall be promptly paid for by Borrower from Borrower's equity funds unless Lender shall determine, in its sole discretion, that sufficient funds are otherwise available in the Total Project Budget and such funds have been reallocated to the Contingency portion of the Total Project Budget pursuant to Section 2.2.3.4 hereof.

          2.6.10. All interest due under the Note shall be paid monthly. Advances from the Loan Proceeds for payment of other non-interest related soft costs shall be made (i) only in conjunction with approved advances for hard construction costs and shall not be the basis for separate advances, and (ii) only to the extent provided for in the Total Project Budget.

          2.6.11. Borrower shall promptly pay when due from Borrower's own funds, any costs for which Lender shall have no obligation to make advances pursuant to the terms of this Agreement.

          2.6.12. Any sum which, in accordance with any provision of this Agreement, shall be payable by Borrower to Lender, at the election of Lender, shall be deemed an advance by Lender to Borrower pursuant to the provisions of this Agreement, in which event Lender shall notify Borrower of same.

          2.6.13. If Borrower shall fail to promptly pay (i) any installment of interest due under the Note, (ii) any construction inspection/supervisory fee incurred by Lender pursuant to Section 2.6.3.3 and Section 2.12.5 hereof, (iii) any reasonable expenses incurred by Lender as set forth in Section 2.10 hereof (including without limiting the generality of the foregoing, reasonable legal fees) or (iv) any other sums due to Lender under the Note, this Agreement or any of the Security Instruments, Lender shall be authorized to charge Borrower's checking account with Lender for the amount so due without the further approval of Borrower.

     2.7. Insurance
          ---------

     Borrower shall maintain insurance at its own expense in the form, type (including without limitation, "all risks" property insurance on the Project written on a builder's risk, completed value nonreporting form and in compliance with any co-insurance clause, fire, extended coverage, liability, builder's risk, collapse, business interruption and loss of rents coverage, earthquake, workers' compensation and business interruption and amounts reasonably required by Lender, which insurance shall name Lender as an additional insured party (as to all liability policies) and mortgagee/loss payee (as to all casualty policies) and shall (to the extent obtainable) provide that (i) such insurance may not be canceled or amended without at least thirty (30) days prior written notice to Lender, and (ii) no act or omission or negligence of Borrower, its agents or employees, shall in any way affect the validity of such insurance insofar as Lender is concerned. Borrower has the right of free choice in the selection of the agent and insurer through or by which insurance required hereunder is to be placed; provided however, that all such insurance coverage shall be written by a company with a general policyholder's rating of A or A+ in Best's latest Rating Guide. Certificates evidencing such insurance coverage shall be promptly delivered to Lender. If Borrower shall fail to provide the insurance herein required, Lender may procure same at Borrower's expense, and such expenditure shall be secured by the Security Instruments and be considered an advance by Lender to Borrower pursuant to the provisions of this Agreement.

     2.8. Events of Default.
          -----------------

     The occurrence of any one of the following events shall constitute an event of default under this Agreement:

          2.8.1. If at any time title to the Premises and the Improvements is not satisfactory to Lender by reason of any lien, charge, encumbrance, title condition, or execution (other than exceptions contained in the said title insurance policy to be issued to Lender) and the same is not removed or bonded to the satisfaction of Lender within thirty (30) days after written notice thereof from Lender;

          2.8.2. If the Title Insurance Company shall refuse to insure any advance made hereunder to be secured by the Mortgage as a valid first lien on the Premises and the Improvements (to the extent constructed and equipped) and such refusal shall continue for a period of more than ten (10) days after written notice thereof from Lender;

          2.8.3. If the Borrower assigns or attempts to assign this Agreement, or any advance made or to be made hereunder, or any interest herein or therein, or if the Premises are conveyed or encumbered (except for the execution of leases consented to by Lender), in any way without the written consent of Lender and, as to any involuntary encumbrance, the same is not removed or bonded to the satisfaction of Lender within ten (10) days after written notice thereof from Lender;

          2.8.4. If any survey, report, or examination, discloses that the Improvements, or any portion thereof, encroach upon or project over a street, or upon or over adjoining property, or violate any setback or other restriction, however created, or any zoning regulations, or any building restriction of any governmental authority having jurisdiction and (if curable) the same is not cured to the satisfaction of Lender within thirty (30) days after written notice thereof from Lender;

          2.8.5. If, for any reason, construction of the Improvements has not been commenced by date of closing;

          2.8.6. If more than ten percent (10%) of the Improvements then under construction are materially damaged or destroyed by fire or otherwise;

          2.8.7. If Borrower or the Contractors do not construct the Improvements substantially in accordance with the Plans previously furnished to and approved in writing by Lender, as the same may be amended and supplemented with the approval of Lender, and which have been filed with and approved by all governmental authorities having jurisdiction with respect to the Premises, and Borrower shall fail to commence to cure the same (if curable) within five (5) days after written notice thereof from Lender and complete such cure to the satisfaction of Lender within thirty
(30) days after such notice;

          2.8.8. If any representation or warranty herein, or in any report, certificate, financial statement, or other instrument furnished in connection with this Agreement or the advances made hereunder by or on behalf of Borrower shall prove to be false, misleading, or incomplete in any material respect;

          2.8.9. If any mechanics', laborers', materialmen's, or similar statutory liens or any notice thereof shall be filed against the Premises and/or the Improvements and shall not be discharged or bonded to the satisfaction of Lender within thirty (30) days of such filing;

          2.8.10. If Borrower shall default in the due observance or performance of any covenant, condition or agreement contained in this Agreement on its part to be paid, performed, or observed and such default shall continue for more than thirty (30) days after written notice thereof from Lender;

          2.8.11. If any event of default described in the Note, or any of the Security Instruments shall occur or any breach or default in the observance or performance of any condition, term, agreement, or covenant contained in the Note or the Security Instruments, or any of them, or any other instrument securing the Note shall occur and (except where a specific time, cure or grace period is elsewhere specified) such breach or default shall continue beyond the expiration of any applicable grace period;

          2.8.12. If any voucher is submitted at any time which Borrower knows or has reason to know has not been earned by the payee for services performed or for materials used in or furnished with respect to the Improvements;

          2.8.13. If any cessation occurs at any time in construction of the Improvements for more than ten (10) days (whether consecutive or in the aggregate) or if any substantial change is made in the schedule for the construction thereof from that provided in the Plans or this Agreement;

          2.8.14. If the cost to complete the Improvements, as estimated by Lender in good faith, at any time appears likely to exceed the balance of funds retained by Lender after deducting from the amount hereof the total of unpaid vouchers outstanding, and Borrower fails to pay the deficiency as required by
Section 2.2.3.3. hereof;

          2.8.15.  If any Contractor:

                   (i) suffers or permits the appointment of a trustee or receiver, or files a petition under any provision of the federal bankruptcy code or any other statute for the relief of debtors, or if an order for relief under the federal bankruptcy code is entered against such tenant; or

                    (ii) cancels any of the Approved Agreements.

          2.8.16. If Borrower requests a termination of the loan hereunder or confesses inability to continue performance in accordance with this Agreement.

     2.9. Lender's Right and Remedies Upon Default.
          ----------------------------------------

          2.9.1. Upon the occurrence of any condition or state of facts which, with the giving of notice or the passage of time or both, would constitute an event of default hereunder, all obligations on the part of Lender to make advances under this Agreement, if Lender so elects, shall cease, and, upon the occurrence of an event of default hereunder, all obligations on the part of Lender to make advances under this Agreement shall terminate and, at the option of Lender, the Note shall become immediately due and payable, and Lender shall thereupon be authorized and empowered to exercise any rights of foreclosure or as otherwise provided for the realization of any security for the Note covered by any of the Security Instruments; but Lender may make any advances or portions of advances, after the occurrence of any such event of default, without thereby waiving its right to demand payment of Borrower's indebtedness evidenced by the Note and secured by the Security Instruments, and without becoming liable to make any other or further advances as hereinabove contemplated by this Agreement.

          2.9.2. In addition to the remedies hereinabove provided, upon the occurrence of any one or more of said events of default, Lender shall be authorized and empowered, at its election, (i) to enter upon the Premises and construct, equip and/or complete the Improvements in accordance with the Plans, with such changes therein as Lender may from time to time, in its sole discretion, deem appropriate, and to appoint watchmen to protect the Improvements, all at the risk, cost, and expense of Borrower; (ii) to discontinue, at any time, any work with respect to the Improvements commenced by it or change any course of action undertaken by it in connection therewith, and shall not be bound by any limitations or requirements of time, whether set forth herein or otherwise; and/or (iii) to assume any construction contract or related agreement made by Borrower in any way pertaining to the Improvements and to take over and use all or any part or parts of the labor, materials, supplies, and equipment contracted for by Borrower, whether or not previously incorporated into the Improvements, all in the sole discretion of Lender.

          2.9.3. In connection with any construction, equipping, and/or completion of the Improvements undertaken by Lender pursuant to the provisions of subsection 2.9.2. (but without intending hereby to limit the powers and discretions conferred by said subsection), Lender may engage builders, contractors, architects, engineers, and others for the purpose of furnishing labor, materials, and equipment for the Improvements; pay, settle, or compromise all bills or claims which may become liens against the improvements and the Premises or which have been or shall be incurred in any manner in connection with such construction, equipping, and/or completion of the Improvements; and take such action or refrain from acting hereunder as Lender may, in its sole discretion, from time to time determine, without limitation, to carry out the intent of this Section 2.9.

          2.9.4. Borrower shall be liable to Lender for all costs paid or incurred for the construction, completion, and/or equipping of the Improvements, whether the same shall be paid or incurred pursuant to the provisions of subsections 2.9.2. or 2.9.3., or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender on demand, with interest to the date of payment at the rate set forth in the Note and shall be secured by the Security Instruments.

          2.9.5. Upon the occurrence of any of said events of default, the rights, powers, and privileges provided in this Section 2.9. and all other remedies available to Lender under this Agreement or at law or in equity may be exercised by Lender at any time and from time to time, whether or not the indebtedness evidenced and secured by the Note and the Security Instruments shall be due an payable, and whether or not Lender shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Note or any of the Security Instruments.

          2.9.6. For the purpose of carrying out the provisions and exercising the rights, powers, and privileges granted by this Section 2.9., Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact, and with full power of substitution, to execute, acknowledge, and deliver any instruments, and do and perform any acts which are referred to in this
Section 2.9. in the name and on behalf of Borrower. The power vested in said attorney-in-fact is, and shall be deemed to be, coupled with an interest and cannot be revoked.

     2.10.  Expenses of Lender.
            ------------------

     Borrower shall pay Lender, on demand, any and all expenses incurred or paid by Lender which relate to this loan transaction, this Agreement, the Note, and any Security Instrument, including (without limitation) the examination of title to the Premises, the cost of title insurance, charges for examining public records in connection with advances from the Loan Proceeds, inspections, drawing of papers, recording and filing fees, revenue stamps, if any, and the fees and disbursements of counsel (but excluding the ordinary and customary in-house administrative expenses of Lender). At Lender's election all of such fees or expenses may be paid from the Loan Proceeds hereunder and in such event, Lender shall notify Borrower of same and such advance(s) shall constitute additional indebtedness of Borrower evidenced by the Note and secured by the Security Instruments.

     2.11.  Assignment of This Agreement.
            ----------------------------

     Lender may assign, negotiate, or pledge all or any portion of its rights under this Agreement or any of its rights or security with respect to the Note and the Security Instruments, and, in case of such assignment, Borrower shall accord full recognition thereto. Borrower shall not assign or attempt to assign directly or indirectly, any of its rights under this Agreement or under any instrument referred to herein.

     2.12.  General Provisions.
            ------------------

            2.12.1. The captions in this instrument are for convenience and reference only and do not define, limit, or describe the scope of the provisions hereof.

            2.12.2. The terms, covenants, agreements, and conditions contained herein shall extend to, include, and inure to the benefit of, and be binding upon Borrower and Lender, and their respective successors and assigns, and may not be terminated, changed, or amended orally.

            2.12.3. This Agreement has been made in the State of Maine, and the provisions thereof shall be governed by the laws of the State of Maine.

            2.12.4. Construction Schedule. Borrower shall submit to Lender prior to closing a construction progress schedule in a form satisfactory to lender and thereafter, on demand of Lender, construction progress reports showing the then present status of construction. If construction progress reports reflect a substantial deviation from the construction progress schedule initially submitted to Lender, Borrower shall augment Borrower's construction reports with detailed explanations of such deviation and of the specific corrective steps which Borrower proposes to take in response thereto.

            2.12.5. Consultants and Inspections. Lender's routine periodic inspections of the progress of construction of the Project will be conducted at Borrower's expense at an estimated cost of $750-$900 per inspection, plus expenses. Borrower understands that Lender reserves the right to increase the amount of such periodic inspections, as necessary. If at any time and from time to time, Lender in good faith determines, in the exercise of its sole discretion, that additional information is required for purposes hereof, Lender may require that construction of the Project be the subject of additional architectural, engineering, construction or accounting inspections and reports, and in such event, the expenses thereof shall be paid by Borrower. Lender, its agents, consultants and employees shall have unrestricted access to the Project and to the Plans, construction contracts, and Borrower's books and accounts, so far as they relate to the Project, for the purpose of determining compliance with this Agreement. The function of Lender's consultants shall be solely to assist Lender, and Lender, its agents, consultants and employees shall not be liable for any loss, claim, or damage which may arise as a result of negligence, defective or inappropriate design, materials, workmanship, and supervision or from any other loss, claim or damage arising in connection with the Project. Borrower agrees to hold Lender, its agents, consultants and employees harmless and to indemnify Lender, its agents, consultants and employees from any such loss, claim or damage. Notwithstanding the foregoing, in the event Lender takes over possession of the Project after default by Borrower, then after such possession is taken, Borrower shall no longer indemnify Lender for claims arising from Lender's or its employee's negligence after taking occupancy of the Project.

          2.12.6. Additional Security. All Security Instruments shall secure the
                  -------------------
performance of all obligations of Borrower under this Agreement. Borrower hereby assigns to Lender as additional security for Borrower's obligations under the Security Instruments, all of Borrower's interests in the Approved Agreements, and all present and future contracts for design, supervision and construction of the Project Borrower agrees to execute all instruments required by Lender to perfect and maintain such assignments and to obtain from all other parties to such Approved Agreements written assents and acknowledgments to such assignment satisfactory to Lender. Such Approved Agreements are assigned to Lender solely as security, and Lender shall have no duty, liability or obligation whatever under such contracts, unless Lender so elects in writing. Borrower also hereby grants to Lender as additional security for Borrower's obligations under the Security Instruments a security interest in all construction materials, supplies, lumber, machinery, equipment and fixtures of Borrower used for the construction of the Improvements, now or hereafter owned by Borrower and situated or to be situated on the mortgaged Premises together with all additions, accessions, and substitutions and replacements thereto and therefor. With respect to such collateral, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Borrower agrees to execute promptly, from time to time, any instruments which Lender deems necessary to perfect and maintain the security interests created hereby. Borrower hereby warrants and represents that Exhibit "F" attached hereto is a complete list of all contracts with contractors and materialmen with whom Borrower has a direct contractual relationship.

          2.12.7. Reports. Borrower shall comply with the financial reporting
                  -------
requirements set forth in the Term Sheet.

          2.12.8. Limited Investigations by Lender. It is agreed by and between
                  --------------------------------
the parties hereto that Borrower has selected all architects, engineers, contractors, subcontractors, materialmen, as well as all others furnishing services or materials to the construction project and Lender has and shall have no responsibility whatsoever for them or for the quality of their materials or workmanship, it being understood that Lender's sole function is that of construction lender and that the only consideration passing from Lender to Borrower is the Loan proceeds in accordance with and subject to the terms of this Agreement. It is also agreed that Borrower shall have no right to rely on any procedures required by Lender herein, such procedures being for the protection of the Lender as construction lender and no one else. Borrower hereby agrees to hold and save Lender, its agents, consultants and employees harmless and indemnify them against and from claims, of any kind, of any person, including but without limiting the generality of the foregoing, employees of Borrower, any contractor constructing the improvements and the employees of any such contractor, any tenant of Borrower, and the employees and invitees of Borrower or any such tenant, arising from or out of the construction, use, occupancy, or possession of the improvements in accordance with said plans and specifications.

          2.12.9.  Notices. Any notice under this Agreement shall be in writing
                   -------
and shall be deemed delivered if mailed, certified mail, return receipt requested to a party at the address indicated immediately below or at such other address as may be specified by notice duly given after the date hereof.

          Lender: Stephen P. Lubelczyk, Senior Vice President KeyBank National Association
                           One Canal Plaza
                           Portland, ME 04101

          with a copy to:  Dennis C. Sbrega, Esq.
                           Preti, Flaherty, Beliveau, Pachios & Haley, LLC P.O. Box 9546
                           Portland, ME 04112-9546

          Borrower:        Robert D. Elliott, President and CEO
                           Aerovox Incorporated
                           740 Belleville Avenue
                           New Bedford, MA 02745

          with a copy to:  Stanley B. Kay, Esq.
                           85 Wells Avenue
                           Newton Centre, MA 02459-3215

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, as of the day and year first above written.

WITNESS:                      LENDER:

                              KEYBANK NATIONAL ASSOCIATION


Dennis C. Sbrega              By:  Stephen P. Lubelczyk
                                   Stephen P. Lubelczyk
                                   Its Senior Vice President

                              BORROWER:

                              AEROVOX INCORPORATED

Stanley B. Kay                By:  F. RANDAL HUNT
                                   F. Randal Hunt
                                   Its Vice President, Finance

                                   EXHIBIT A

                         Legal Description of Premises
LOT 2

Beginning at a point of intersection of the westerly line of John Vertente Boulevard Extension said-point in turn being Five Hundred Fifty and 47/100 (550.47) feet north of John Vertente Cul de sac;

Thence westerly, in straight line bearing S 84%-30'-50" W a distance of Eight Hundred sixty-two and 51/100 (862.51) feet to a point of intersection with the City of New Bedford and Town of Dartmouth border line;

Thence northerly in a straight line in said New Bedford - Dartmouth border line bearing N 08%-54'-00" E a distance of One Thousand Three Hundred Five and 66/100 (1305.66) feet to a point of intersection with the westerly line of John Vertente Boulevard Extension at city and town border line;

Thence easterly in a straight line bearing S 81%-06'-00" E a distance of One Hundred One and 95/100 (101.95) feet to a point of curvature;

Thence south easterly in a curved line, having a radius of Three Hundred and 00/100 (300.00) feet, and subtending an angle of 39%-52'-18", a distance of Two Hundred Eight and 77/100 (208.77) feet to a point of tangency;

Thence still southeasterly in a straight line bearing S 41%-13'-42" E a distance of eighty three and 51/100 (83.51) feet to a point of curvature;

Thence southeasterly in a curved line having a radius of Three Hundred Fifty and 00/100 (350.00) feet, and subtending an angle of 20%-15'-30" a distance of One Hundred Twenty Three and 75/100 (123.75) feet to a point of tangency:

Thence in a straight line again bearing S 61%-29'-12" E, a distance of ninety-eight and 56/100 (98.56) feet to a point of curvature;

Thence again southeasterly in a curved line, having a radius of Two Hundred and 00/100 (200.00) feet, and subtending an angle of 64%-42'-06", a distance of Two Hundred twenty-five and 85/100 (225.85) to a point;

Thence southerly in a straight line bearing S 03%-12'-54" W a distance of One Hundred Forty Eight and 88/100 (148.88) feet to a point of curvature;

Thence still southeasterly in a curved line, having a radius of One Thousand Twenty Five and 00/100 (1025.00) feet, subtending an angle of 08%-42'-04" a distance of One Hundred Fifty Five and 66/100 (155.66) feet to a point of tangency;

Thence in a straight line bearing S 05%-29'-10" E a distance of Four Hundred Seventeen and 13/100 feet to the point of beginning, containing Eight Hundred Four Thousand Two Hundred thirty-seven (804,237) square feet.

Said parcel is shown as Lot 2 on Sheet 1 of 2 on a plan entitled "MODIFICATION TO AN APPROVED DEFINITIVE SUBDIVISION PLAN OF LAND IN THE GREATER NEW BEDFORD INDUSTRIAL PARK", dated December 29, 1999 and prepared by Tibbetts Engineering Corp.

LOT 3
-----

Beginning at a point in the easterly line of John Vertente Boulevard extension said point in turn being Four Hundred Fifty and 11/100 (450.11) feet north of the cul de sac;

Thence northerly in said easterly line of John Vertente Boulevard extension and in a straight line bearing N 05%-29'-10" W a distance of Five Hundred Seventeen and 49/100 (517.49) feet to a point of curvature;

Thence still northerly in a curved line, having a radius of Nine Hundred seventy-five and 00/100 (975.00) feet, and subtending an angle of 01%-29'-58", a distance of twenty-five and 52/100 (25.52) feet to a point;

Thence westerly in a straight line bearing N 84%-30'-50" E a distance of Two Hundred seventy-nine and 67/100 (279.67) feet to a point of intersection with the westerly limit of Lot No. 4

Thence southerly in the westerly limit of said Lot No. 4 and in a straight line bearing S 05%-29'-10" E, a distance of Five Hundred forty-three and 00/100 (543.00) feet to a point;

Thence westerly in a straight line bearing S 84%-30'-50" W a distance of Two Hundred Eighty and 00/100 (280.00) feet to a point of intersection with the easterly line of John Vertente Boulevard Extension and Point of /Beginning, containing One Hundred Fifty-two-Thousand thirty-seven (152,037) square feet.

Said parcel is shown as Lot 3 on Sheet 2 of 2 on a plan entitled "MODIFICATION TO AN APPROVED DEFINITIVE SUBDIVISION PLAN OF LAND IN THE GREATER NEW BEDFORD INDUSTRIAL PARK", dated December 29, 1999 and prepared by Tibbetts Engineering Corp.

                                   EXHIBIT B

                      Plans, Drawings and Specifications

                                   EXHIBIT C

                            Construction Contracts

                                   EXHIBIT D

                             Total Project Budget

                                   EXHIBIT E

                   Contractors, Subcontractors, Materialmen

                                   EXHIBIT F

                       Permitted Liens and Encumbrances

                                   EXHIBIT G


                       Construction Advance Request Form

                                       28